As filed with the Securities and Exchange Commission on October 25, 2002
                                          Registration Statement No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ARTISOFT, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                      86-0446453
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                               5 CAMBRIDGE CENTER
                         CAMBRIDGE, MASSACHUSETTS 02142
                                 (617) 354-0600
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                              MICHAEL J. O'DONNELL
                             CHIEF FINANCIAL OFFICER
                                 ARTISOFT, INC.
                               5 CAMBRIDGE CENTER
                         CAMBRIDGE, MASSACHUSETTS 02142
                                 (617) 354-0600
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                   Copies to:
                               PETER B. TARR, ESQ.
                                HALE AND DORR LLP
                                 60 STATE STREET
                           BOSTON, MASSACHUSETTS 02109
                            TELEPHONE: (617) 526-6000
                            TELECOPY: (617) 526-5000

     Approximate date of commencement of proposed sale to public: From time to time after this registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                       CALCULATION OF REGISTRATION FEE
============================================================================================================
                                                                Proposed         Proposed
                                                                 Maximum         Maximum
                                                  Amount        Offering        Aggregate        Amount of
                                                   to be          Price          Offering       Registration
Title of Shares to be Registered               Registered(1)  Per Share(2)       Price(2)          Fee(3)
------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share........  5,771,467         $.45        $2,597,160.15         $239
============================================================================================================

(1) Includes (a) 1,904,800 shares (the "Common Shares") of Artisoft's Common Stock, $.01 par value per share (the "Common Stock"), (b) 3,866,667 shares (the "Conversion Shares") of Common Stock (in addition to the 2,800,000 shares previously registered on Registration Statements on Form S-3 (File Nos. 333-71014 and 333-75342)) issuable upon conversion of an aggregate of 2,800,000 shares (the "Series B Shares") of Artisoft's Series B Convertible Preferred Stock, $1.00 par value per share, and (c) an indeterminate number of additional shares of Common Stock as may from time to time be issued with respect to the Common Shares or become issuable upon conversion of the Series B Shares as a result of stock splits, stock dividends and other similar transactions, which shares are registered hereunder pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act").

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the per share high and low sale prices of the Common Stock on the NASDAQ National Market on October 23, 2002.

(3) Pursuant to Rule 429 under the Securities Act and as further described below under the heading "Statement Pursuant to Rule 429(b)", 3,120,000 shares of Common Stock previously registered under Artisoft's registration statement on Form S-3 (File No. 333-71014) and 2,480,000 shares of Common Stock previously registered under Artisoft's registration statement on Form S-3 (File No. 333-75342) are being included in the prospectus included in this registration statement. Registration fees of $1,701 and $904 have been paid previously with respect to such securities. The registration fee of $239 relates solely to the registration of 5,771,467 shares of Common Stock not previously registered.

                                   ----------

                        STATEMENT PURSUANT TO RULE 429(b)

     Pursuant to Rule 429 under the Securities Act, the prospectus included in this registration statement also relates to an aggregate of 5,600,000 shares of Common Stock previously registered but not sold under Artisoft's registration statement on Form S-3 (File No. 333-71014), which became effective on October 31, 2001, and its registration statement on Form S-3 (File No. 333-75342), which became effective on January 14, 2002. This registration statement, which is a new registration statement, also constitutes post-effective amendment no. 2 to the registration statement on Form S-3 (File No. 333-71014) and post-effective amendment no. 1 to the registration statement on Form S-3 (File No. 333-75342) (together, the "Post-Effective Amendments"). Such Post-Effective Amendments shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of, and Rule 429 under, the Securities Act. A registration fee of $1,701 was paid in connection with the registration of the 3,120,000 shares of Common Stock previously registered under the registration statement on Form S-3 (File No. 333-71014) that remain eligible to be sold as of the date of the filing of this registration statement. A registration fee of $904 was paid in connection with the registration of the 2,480,000 shares of Common Stock previously registered under the registration statement on Form S-3 (File No. 333-75342) that remain eligible to be sold as of the date of the filing of this registration statement. If any such previously registered securities are sold under the registration statements on Forms S-3 (File Nos. 333-71014 and 333-75342) prior to the effective date of this registration statement, they will not be included in the prospectus included in this registration statement. Subject to any such sales prior to the effective date of this registration statement, the 5,600,000 shares of Common Stock remaining unsold from the registration statements on Form S-3 (File Nos. 333-71014 and 333-75342) are hereby combined with the 5,771,467 shares of Common Stock registered pursuant to this registration statement to enable the offer and sale of an aggregate of 11,371,467 shares of Common Stock pursuant to the prospectus included in this registration statement.

                                   ----------

     ARTISOFT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL ARTISOFT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS NAMED IN THIS PROSPECTUS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND THE SELLING STOCKHOLDERS NAMED IN THIS PROSPECTUS ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED OCTOBER 25, 2002

PROSPECTUS

                                 ARTISOFT, INC.

                        11,371,467 SHARES OF COMMON STOCK

This prospectus relates to resales of:

     * 6,666,667 shares of our common stock issuable upon conversion of 2,800,000 shares of our series B preferred stock issued pursuant to a purchase agreement dated as of August 8, 2001;

     * 2,800,000 shares of our common stock issuable upon exercise of warrants to purchase 2,800,000 shares of our common stock issued pursuant to a purchase agreement dated as of August 8, 2001; and

     * 1,904,800 shares of our common stock issued pursuant to a purchase agreement dated as of August 8, 2002.

The shares of series B preferred stock and warrants to purchase common stock were issued by Artisoft on August 8, 2001 and on November 14, 2001 to the following entities, who we refer to in this prospectus as the selling stockholders: F/B/O Jonathan Wyatt Gruber Trust dated December 30, 1975, F/B/O Lindsay Deroy Gruber Trust dated December 27, 1976, Jon D. Gruber, Gruber & McBaine International, Lagunitas Partners, LP, Special Situations Cayman Fund, L.P., Special Situations Fund III, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Technology Fund, L.P. The 1,904,800 shares of common stock were issued by Artisoft on September 27, 2002 to Special Situations Cayman Fund, L.P., Special Situations Fund III, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Technology Fund, L.P. This offering is not being underwritten.

All of the shares being offered by this prospectus are being offered by the selling stockholders. We will not receive any proceeds from the sale of the shares of our common stock in this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants, which is $1.05 per share as of the date of this prospectus.

The selling stockholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares or interests therein from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Our common stock is traded on the NASDAQ SmallCap Market under the symbol "ASFT". Prior to October 25, 2002, our common stock was traded on the Nasdaq National Market under the symbol "ASFT". On October 23, 2002, the closing sale price of the common stock on the NASDAQ National Market was $.45 per share. You are urged to obtain current market quotations for the common stock.

                                   ----------

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this prospectus is _____________, 2002.

                                TABLE OF CONTENTS

                                                                            Page

PROSPECTUS SUMMARY........................................................     4

RISK FACTORS..............................................................     5

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION........................    11

USE OF PROCEEDS...........................................................    12

SELLING STOCKHOLDERS......................................................    12

PLAN OF DISTRIBUTION......................................................    15

LEGAL MATTERS.............................................................    17

EXPERTS...................................................................    17

WHERE YOU CAN FIND MORE INFORMATION.......................................    17

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................    17

     The Artisoft name and logo and the TeleVantage product name are trademarks or registered trademarks of Artisoft. This prospectus also includes trademarks of other companies.

     We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

     Unless the context otherwise requires, references in this prospectus to "Artisoft", "we", "us" and "our" refer to Artisoft, Inc. and its subsidiaries.

                               PROSPECTUS SUMMARY

     THIS SUMMARY HIGHLIGHTS IMPORTANT FEATURES OF THIS OFFERING AND THE INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, ESPECIALLY THE RISKS OF INVESTING IN OUR COMMON STOCK DISCUSSED UNDER "RISK FACTORS", BEGINNING ON PAGE 5.

                                 ARTISOFT, INC.

     Artisoft sells, markets, supports and develops TeleVantage, a software-based phone system. The TeleVantage system provides call control functionality similar to a private branch exchange, including voicemail, call forwarding, an automated phone directory and a number of other telephony technologies. TeleVantage bundles these features together into a single integrated solution. The TeleVantage system is built upon an open architecture that requires no proprietary hardware. It works with standard computer servers, non-proprietary telephone handsets and standard Intel voice-processing boards. TeleVantage is designed to allow organizations to improve customer service, increase call productivity and significantly decrease the cost of maintaining their telephone systems.

     In our 2002 fiscal year, we began shipping TeleVantage 4.0, which, in addition to the features offered in previous versions of TeleVantage, includes new call center capabilities such as queue routing, comprehensive trend reports, real-time statistic tracking, remote Internet Protocol agent support, and agent monitoring, coaching and recording. In addition to these call center capabilities, TeleVantage 4.0 provides desktop call control and management, rules based call handling, graphical voicemail, comprehensive messaging, automated attendant, Web browser access and Internet Protocol telephony.

     We market and sell TeleVantage in domestic and international markets.

     We were incorporated in Arizona in November 1982 and reincorporated in Delaware in July 1991.

     Our executive offices are located at 5 Cambridge Center, Cambridge, Massachusetts 02142, our telephone number is (617) 354-0600 and our Internet address is www.artisoft.com. The information on our Internet website is not incorporated by reference in this prospectus.

                                  THE OFFERING

Common stock offered by selling stockholders.......  11,371,467 shares

Use of proceeds....................................  Artisoft will not receive any proceeds from the sale
                                                     of shares in this offering.
                                                     Upon any exercise of the
                                                     warrants by payment of
                                                     cash, however, we will
                                                     receive the exercise price
                                                     of the warrants, which is
                                                     $1.05 per share as of the
                                                     date of this prospectus.

NASDAQ SmallCap Market symbol......................  "ASFT"

                                  RISK FACTORS

     INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW BEFORE PURCHASING OUR COMMON STOCK. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES FACING OUR COMPANY. ADDITIONAL RISKS AND UNCERTAINTIES MAY ALSO IMPAIR OUR BUSINESS OPERATIONS. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS WOULD LIKELY SUFFER. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD FALL, AND YOU MAY LOSE ALL OR PART OF THE MONEY YOU PAID TO BUY OUR COMMON STOCK.

                          RISKS RELATED TO OUR BUSINESS

OUR REVENUES ARE DEPENDENT UPON SALES OF A SINGLE PRODUCT.

     Our revenues are derived from sales of a single family of products, TeleVantage. TeleVantage is a relatively new product in the emerging market for software-based phone systems and it is difficult to predict when or if sales of TeleVantage will increase substantially or at all. We face a substantial risk that our sales will continue to not cover our operating expenses and that we will continue to incur operating losses. Our business will fail if we are unable to substantially increase our revenues from sales of TeleVantage, whether as a result of competition, technological change, price pressures or other factors.

WE HAVE A HISTORY OF LOSSES AND EXPECT TO INCUR FUTURE LOSSES.

     We had operating losses for the fiscal year ended June 30, 2002 and in each of the last eight fiscal years, and negative cash flow from operating activities in four out of the last eight fiscal years including the fiscal year ended June 30, 2002. The Company intends to continue investing in the sales, marketing and development of its software-based phone system, TeleVantage. The Company expects operating expenditures for fiscal year 2003 to be at approximately the same levels as in fiscal year 2002.

     We expect to incur significant future operating losses and negative cash flows. If our revenues do not increase significantly we may never achieve profitability, on a sustained basis or at all, or generate positive cash flow in the future. In that case our business will fail.

OUR OPERATING RESULTS VARY, MAKING FUTURE OPERATING RESULTS DIFFICULT TO
PREDICT.

     Our operating results have in the past fluctuated, and may in the future fluctuate, from quarter to quarter, as a result of a number of factors including, but not limited to

     * the extent and timing of sales and operating expense increases and decreases;

     * changes in pricing policies or price reductions by us or our competitors;

     *    variations in our sales channels or the mix of product sales;

     * the timing of new product announcements and introductions by us or our competitors;

     *    the availability and cost of supplies;

     *    the financial stability of major customers;

     *    market acceptance of new products and product enhancements;

     * our ability to develop, introduce and market new products, applications and product enhancements;

     *    our ability to control costs;

     *    possible delays in the shipment of new products;

     *    our success in our sales and marketing efforts;

     * deferrals of orders by our customers in anticipation of new products, product enhancements or operating systems;

     *    changes in our strategy;

     *    personnel changes; and

     *    general economic factors.

     Our software products are generally shipped as orders are received and accordingly, we have historically operated with little backlog. As a result, sales in any quarter are dependent primarily on orders booked and shipped in that quarter and are not predictable with any degree of certainty. Sales may also be affected by the level of returns beyond those estimated and provided for at any point in time. In addition, our expense levels are based, in part, on our expectations as to future revenues. If revenue levels are below expectations, operating results are likely to be adversely affected. Our net loss may be disproportionately affected by a reduction in revenues because of fixed costs related to generating our revenues. These or other factors may influence quarterly results in the future and, accordingly, there may be significant variations in our quarterly operating results. Our historical operating results are not necessarily indicative of future performance for any particular period. Due to all of the foregoing factors, it is possible that in some future quarter our operating results may be below the expectations of public market analysts and investors. In such event, the price of our common stock could be adversely affected.

     The Company delivered a final version of TeleVantage CTM Suite to Intel in May 2001 and has completed its development obligations under our agreement with them. Although TeleVantage CTM Suite began shipping in August 2001, the Company expects that significant revenues from the CTM Suite will be delayed until calendar year 2003. In addition, the Company's pricing of TeleVantage CTM Suite varies based on configuration. There can be no guarantee that sales of Intel's Converged Communication Platform will ship in sufficient volume or produce revenues that meet the Company's expectations. Any significant delay or, cancellation or termination of this arrangement with Intel will have a material adverse affect on the Company's future results of operations.

OUR COMMON STOCK MAY BE DELISTED FROM THE NASDAQ SMALLCAP MARKET.

     Our common stock trades on the NASDAQ SmallCap Market. In order to continue trading on the NASDAQ SmallCap Market, we must satisfy the continued listing requirements for that market. The minimum bid price of our common stock is currently below the $1.00 per share minimum bid price continued listing requirement of the NASDAQ SmallCap Market. The listing of our common stock on the NASDAQ SmallCap is currently being maintained under a grace period permitted by applicable NASDAQ Marketplace rules.

     If our common stock is delisted from the NASDAQ SmallCap Market, due to the expiration of the grace period with respect to the minimum bid price of our common stock or otherwise, the listing of our common stock may be transferred to the over-the-counter electronic bulletin board, also referred to as the OTCBB or the Pink Sheets. The listing of our common stock on the OTCBB or the Pink Sheets would materially reduce the liquidity of our common stock and result in a corresponding material reduction in the price of our common stock. In addition, such delisting would materially adversely affect our access to the capital markets, and the limited liquidity and reduced price of our common stock would materially adversely affect our ability to raise capital through alternative financing sources on terms applicable to us or at all.

WE MAY HAVE A NEED TO PROCURE ADDITIONAL THIRD PARTY FINANCING, BUT FINANCING MAY NOT BE AVAILABLE WHEN NEEDED OR UPON TERMS ACCEPTABLE TO US. IF A FINANCING IS CONSUMMATED, CURRENT STOCKHOLDERS MAY EXPERIENCE SUBSTANTIAL DILUTION OF THEIR OWNERSHIP IN ARTISOFT.

     In the past, we have funded our continuing operations and working capital requirements primarily through cash from operations and the sale of our securities. In order to obtain the funds to continue our operations and meet our working capital requirements, we may require additional equity financing or debt financing. We may also from time to time seek additional equity financing or debt financing in order to fund other business initiatives, including the acquisition of other businesses. Additional financing may place significant limits on our financial and operating flexibility, and any future financing could result in substantial dilution to our stockholders. The holders of our Series B Preferred Stock and the holders of common stock issued pursuant to our September 2002 financing have price-related anti-dilution protection in the event of future issuances of securities by us. These provisions could substantially dilute your interest in Artisoft in the event of a future financing transaction. In addition, those same investors all have the right to participate, up to their pro rata share in their respective financing, in future capital raising transactions by the Company. The existence of this right may substantially reduce the Company's ability to establish terms with respect to, or enter into, any such financing with parties other than the investors. There can be no assurance that any such additional equity financing or debt financing will be available to us when needed or on terms acceptable to us. If we are not able to successfully obtain additional equity financing or debt financing, if needed, the business, financial condition and results of operations of Artisoft will be materially and adversely affected.

OUR MARKET IS HIGHLY COMPETITIVE, AND WE MAY NOT HAVE THE RESOURCES TO COMPETE ADEQUATELY.

     The computer telephony industry is highly competitive and is characterized by rapidly evolving industry standards. We believe that the principal competitive factors affecting the markets we serve include:

     *    vendor and product reputation;

     *    product architecture, functionality and features;

     *    scalability, ease of use and performance;

     *    quality of product and support;

     *    price;

     *    brand name recognition; and

     *    effectiveness of sales and marketing efforts.

     We compete with other phone system companies, many of which have substantially greater financial, technological, production, sales and marketing and other resources, as well as greater name recognition and larger customer bases, than does Artisoft. As a result, these competitors may be able to respond more quickly and effectively than can Artisoft to new or emerging technologies and changes in customer requirements or to devote greater resources than can Artisoft to the development, promotion, sales and support of their products. In addition, our competitors could develop products compatible with the Intel SoftSwitch Framework that could displace TeleVantage CTM Suite. Also, any new product introductions by Artisoft may be subject to severe price and other competitive pressures. Given the greater financial resources of many of our competitors, there can be no assurance that our products will be successful or even accepted. There can be no assurance that our products will be able to compete successfully with other products offered presently or in the future by other vendors.

IF SOFTWARE-BASED PHONE SYSTEMS DO NOT ACHIEVE WIDESPREAD ACCEPTANCE, WE MAY NOT BE ABLE TO CONTINUE OUR OPERATIONS.

     Our sole product line, TeleVantage, competes in the newly emerging software-based phone system market. Software-based phone systems operate in conjunction with and are affected by developments in other related industries. These industries include highly developed product markets, such as personal computers, personal computer operating systems and servers, proprietary private branch exchanges and related telephone hardware and software products, and telephone, data and cable transmission systems, as well as new emerging products and industries, such as Internet communications and Internet Protocol telephony. These industries and product markets are currently undergoing rapid changes, market evolution and consolidation. The manner, in which these industries and products evolve, including the engineering- and market-based decisions that are made regarding the interconnection of the products and industries, will affect the opportunities and prospects for TeleVantage. TeleVantage competes directly with other software-based phone system solutions as well as existing traditional, proprietary hardware solutions offered by companies such as Avaya Communications, Nortel Networks Corporation and Siemens Corporation. There can be no assurance that the markets will migrate toward software-based phone system solutions. If software-based phone systems do not achieve widespread acceptance, sales of TeleVantage will not increase and may decline and our revenues will suffer.

WE SELL OUR PRODUCTS THROUGH DISTRIBUTORS AND VALUE-ADDED RESELLERS, WHICH LIMIT OUR ABILITY TO CONTROL THE TIMING OF OUR SALES, AND THIS MAKES IT DIFFICULT TO PREDICT OUR REVENUE.

     We are exposed to the risk of product returns from our distributors and value-added resellers, which are estimated and recorded by us as a reduction in sales. In addition, we are exposed to the risk of fluctuations in quarterly sales if resellers and distributors purchase and hold excessive amounts of inventory at any time or otherwise change their purchasing patterns. Although we monitor our distributor inventories and current and projected levels of sales, overstocking may occur with TeleVantage because of rapidly evolving market conditions. In addition, the risk of product returns may increase if the demand for TeleVantage were to rapidly decline due to regional economic troubles or increased competition. All of these risks are exacerbated as TeleVantage is our sole product line and the market for TeleVantage and similar products is newly emerging. There can be no assurance that actual product returns will not exceed our allowances for these returns. Any overstocking by resellers or distributors or any product returns in excess of recorded allowances could adversely affect our revenues. To the extent we may, in the future, introduce new products, the predictability and timing of sales to end-users and the management of returns to us of unsold products by distributors and volume purchasers may become more complex and could result in material fluctuations in quarterly sales and operating results. In fiscal year 2002, the Company recorded a stock rotation reserve of $800,000 as a reduction to revenue. The original equipment manufacturer agreement with Toshiba allows for the rotation of inventory it holds for updated versions of the products. The stock rotation reserve was recorded based on the estimated amount of TeleVantage 4.0 inventory that Toshiba likely will rotate with the expected release of TeleVantage 5.0 later this calendar year. For Toshiba product sales commencing on or after April 1, 2002, the Company began to defer revenue beginning in the fourth quarter of fiscal year 2002 until the product is resold by Toshiba to its customers. The deferral of revenue is due to increasing Toshiba inventory levels, which has resulted in Artisoft not having the ability to reasonably estimate potential future stock rotations resulting from future product releases and their effect on further Toshiba revenue.

OUR MARKET IS SUBJECT TO CHANGING PREFERENCES AND TECHNOLOGICAL CHANGE; FAILURE TO KEEP UP WITH THESE CHANGES WOULD RESULT IN OUR LOSING MARKET SHARE.

     The markets for computer telephony solutions are characterized by rapid technological change, changing customer needs, frequent product introductions and evolving industry standards. The introduction of products incorporating new technologies and the emergence of new industry standards could render our existing products obsolete and unmarketable. Our future success will depend upon our ability to develop and introduce new computer telephony products (including new releases and enhancements) on a timely basis that keep pace with technological developments and emerging industry standards and address the increasingly sophisticated needs of our customers. There can be no assurance that we will be successful in developing and marketing new computer telephony products that respond to technological changes or evolving industry standards, that we will not experience difficulties that could delay or prevent the successful development, introduction and marketing of these new products, or that our new products will adequately meet the requirements of the marketplace and achieve market acceptance. If we were unable, for technological or other reasons, to develop and introduce new computer telephony products in a timely manner in response to changing market conditions or customer requirements, our market share would likely be reduced.

SOFTWARE ERRORS MAY SERIOUSLY HARM OUR BUSINESS AND DAMAGE OUR REPUTATION, CAUSING LOSS OF CUSTOMERS AND REVENUES.

     Software products as complex as TeleVantage may contain undetected errors. There can be no assurance that, despite testing by Artisoft and by current and potential customers, errors will not be found in TeleVantage or any new products after commencement of commercial shipments, resulting in loss of or delay in market acceptance or the recall of such products. We provide customer support for most of our products. We may in the future offer new products. If these products are flawed, or are more difficult to use than TeleVantage, customer support costs could rise and customer satisfaction levels could fall.

WE RELY ON THIRD-PARTY TECHNOLOGY AND HARDWARE PRODUCTS; IF THIS TECHNOLOGY IS NOT AVAILABLE OR CONTAINS UNDETECTED ERRORS, OUR BUSINESS MAY SUFFER.

     Our computer telephony software requires the availability of certain hardware. Specifically, the TeleVantage software-based phone system operates on voice processing boards manufactured by Intel. To the extent that these boards become unavailable or in short supply we could experience delays in shipping software-based phone systems to our customers, which may have a material adverse affect on our future operating results. In addition, we are dependent on the reliability of this hardware and to the extent the hardware has defects it will affect the performance of our own software-based phone system. If the hardware becomes unreliable or does not perform in a manner that is acceptable to our customers, sales of TeleVantage could fall. Such delays or quality problems if encountered could also cause damage to our reputation. Additionally, there can be no assurances that, in the event of a price increase by Intel, we will be able to sell and market our software-based phone system.

     TeleVantage currently runs only on Microsoft Windows NT servers. In addition, our products use other Microsoft Corporation technologies, including the Microsoft Data Engine. A decline in market acceptance for Microsoft technologies or the increased acceptance of other server technologies could cause us to incur significant development costs and could have a material adverse effect on our ability to market our current products. There can be no assurance that businesses will adopt Microsoft technologies as anticipated or will not migrate to other competing technologies that our telephony products do not currently support. Additionally, since the operation of our software-based phone system solution is dependent upon Microsoft technologies, there can be no assurances that, in the event of a price increase by Microsoft, we will be able to sell and market our software-based phone system.

     Our TeleVantage CTM Suite software operates on voice processing hardware, computer hardware, CT Media software, and SoftSwitch Framework software manufactured by Intel. To the extent that these technologies become unavailable or in short supply we could experience delays in shipping TeleVantage CTM Suite to our customers, which may have a material adverse affect on our future operating results. In addition, we are dependent on the reliability of these technologies and to the extent they have defects it will affect the performance of our own software. If the Intel technologies become unreliable or do not perform in a manner that is acceptable to our customers, sales of TeleVantage CTM Suite could fall. Such delays or quality problems if encountered could also cause damage to our reputation. Additionally, there can be no assurances that, in the event of a price increase by Intel, we will be able to sell and market our software-based phone system.

ANY FAILURE BY US TO PROTECT OUR INTELLECTUAL PROPERTY COULD HARM OUR BUSINESS AND COMPETITIVE POSITION.

     Our success is dependent upon our software code base, our programming methodologies and other intellectual properties. To protect our proprietary technology, we rely primarily on a combination of trade secret laws and nondisclosure, confidentiality, and other agreements and procedures, as well as copyright and trademark laws. These laws and actions may afford only limited protection. There can be no assurance that the steps taken by us will be adequate to deter misappropriation of our proprietary information, or to prevent the successful assertion of an adverse claim to software utilized by us, or that we will be able to detect unauthorized use and take effective steps to enforce our intellectual property rights. We own United States and foreign trademark registrations for certain of our trademarks. In selling our products, we rely primarily on "shrink wrap" licenses that are not signed by licensees and, therefore, may be unenforceable under the laws of some jurisdictions. In addition, the laws of some foreign countries provide substantially less protection to our proprietary rights than do the laws of the United States. Trademark or patent challenges in these foreign countries could, if successful, materially disrupt or even terminate our ability to sell our products in those markets. There can be no assurance that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop similar technology. Although we believe that our services and products do not infringe on the intellectual property rights of others, claims to that effect have been and in the future may be asserted against us. The failure of Artisoft to protect its proprietary property, or the infringement of its proprietary property on the rights of others, could harm its business and competitive position.

WE NEED QUALIFIED PERSONNEL TO MAINTAIN AND EXPAND OUR BUSINESS.

     Our future performance depends in significant part upon key technical and senior management personnel. We are dependent on our ability to identify, hire, train, retain and motivate high quality personnel, especially highly skilled engineers involved in the ongoing research and development required to develop and enhance our software products and introduce enhanced future products. A high level of employee mobility and aggressive recruiting of skilled personnel characterize our industry. There can be no assurance that our current employees will continue to work for us or that we will be able to hire additional employees on a timely basis or at all. We expect to grant additional stock options and provide other forms of incentive compensation to attract and retain key technical and executive personnel. These additional incentives will lead to higher compensation costs in the future and may adversely affect our future results of operations.

POSSIBLE ACQUISITIONS OR DIVESTITURES BY US INVOLVE RISKS THAT MAY HARM OUR BUSINESS.

     From time to time, we may consider acquisitions of or alliances with other companies that could complement our existing business, including acquisitions of complementary product lines. Although we may periodically discuss potential transactions with a number of companies, there can be no assurance that suitable acquisition, alliance or purchase candidates can be identified, or that, if identified, acceptable terms can be agreed upon or adequate and acceptable sources will be available to finance these transactions. Even if an acquisition or alliance is consummated, there can be no assurance that we will be able to integrate successfully acquired companies or product lines into our existing operations, which could increase our operating expenses in the short-term. Moreover, acquisitions by Artisoft could result in potentially dilutive issuances of equity securities, the incurrence of additional debt and amortization of expenses related to goodwill and intangible assets, all of which could adversely affect our ability to achieve profitability. Acquisitions, alliances and divestitures involve numerous risks, such as the diversion of the attention of our management from other business concerns, the entrance of Artisoft into markets in which it has had no or only limited experience, unforeseen consequences of exiting from product markets and the potential loss of key employees of the acquired company.

                         RISKS RELATED TO THIS OFFERING

WE HAVE ANTITAKEOVER DEFENSES THAT COULD DELAY OR PREVENT AN ACQUISITION AND COULD ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK.

     Provisions of our certificate of incorporation and bylaws and of Delaware law could have the effect of delaying, deferring or preventing an acquisition of our company. For example, our board of directors (except for directors elected by the holders of our series B preferred stock) is divided into three classes, each of which serves a three year term, and our stockholders do not have the ability to call special stockholder meetings.

OUR STOCK PRICE IS SUBJECT TO EXTREME VOLATILITY WHICH COULD RESULT IN SUBSTANTIAL LOSSES FOR INVESTORS PURCHASING SHARES IN THIS OFFERING.

     The trading price of our common stock is likely to be subject to significant fluctuations in response to variations in quarterly operating results, changes in management, announcements of technological innovations or new products by us, our customers or our competitors, legislative or regulatory changes, general trends in the industry and other events or factors. The stock market has experienced extreme price and volume fluctuations which have particularly affected the market price for many high technology companies similar to us and which have often been unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of our common stock. Further, factors such as announcements of new strategic partnerships or product offerings by Artisoft or its competitors and market conditions for stocks similar to that of Artisoft could have significant impact on the market price of our common stock. You might not be able to sell your shares of our common stock at a price higher than the price you paid for them. In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities. Due to the volatility of our stock price, we may be the target of securities litigation which could result in substantial costs and divert management's attention and resources.

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

     This prospectus includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words "anticipates", "believes", "estimates", "expects", "intends", "may", "plans", "projects", "will", "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included or incorporated in this prospectus, particularly under the heading "Risk Factors", that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. Except as otherwise required by law, we do not assume any obligation to update any forward-looking statements.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of shares by the selling stockholders. The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, NASDAQ listing fees, the reasonable fees and expenses of one counsel for the selling stockholders, the reasonable expenses of the selling stockholders incurred in connection with the registration of the shares covered by this prospectus, and fees and expenses of our counsel and our accountants.

     A portion of the shares covered by this prospectus are, prior to their resale pursuant to this prospectus, issuable upon exercise of common stock purchase warrants. Upon any exercise of the warrants by payment of cash, we will receive the exercise price of the warrants, which is $1.05 per share as of the date of this prospectus, or $2,940,000 in the aggregate. To the extent we receive cash upon any exercise of the warrants, we expect to use that cash for general corporate purposes.

                              SELLING STOCKHOLDERS

     The shares of common stock being sold by the selling stockholders consist of:

     * 6,666,667 shares of our common stock issuable upon conversion of 2,800,000 shares of our series B preferred stock issued pursuant to a purchase agreement dated as of August 8, 2001;

     * 2,800,000 shares of our common stock issuable upon exercise of warrants to purchase 2,800,000 shares of our common stock issued pursuant to a purchase agreement dated as of August 8, 2001; and

     * 1,904,800 shares of our common stock issued pursuant to a purchase agreement dated as of August 8, 2002.

     On August 8, 2001 and on November 14, 2001, we sold an aggregate of 2,800,000 shares of our series B preferred stock at a per share price equal to $2.50 and warrants to purchase approximately 2,800,000 shares of our common stock in a private placement to F/B/O Jonathan Wyatt Gruber Trust dated December 30, 1975, F/B/O Lindsay Deroy Gruber Trust dated December 27, 1976, Jon D. Gruber, Gruber & McBaine International, Lagunitas Partners, LP, Special Situations Cayman Fund, L.P., Special Situations Fund III, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Technology Fund, L.P. The warrants are, in general, exercisable at any time until September 30, 2006 and were initially issued with an exercise price equal to $3.75 per share. The series B preferred stock is convertible at the option of the holder at any time into shares of our common stock at an initial conversion price of $2.50 per share. Consequently each share of series B preferred stock was initially convertible into one share of common stock. The conversion price of the series B preferred stock and the exercise price of the common stock purchase warrants are subject to adjustment, with limited exceptions, in the event that we issue securities below the then-effective conversion price or the exercise price, as the case may be. We granted registration rights to the selling stockholders with respect to the resale of shares of our common stock issuable upon conversion of the shares of series B preferred stock and upon exercise of the common stock purchase warrants. These registration rights included an obligation to register for resale any additional shares of common stock issuable upon conversion of the series B preferred stock as a result of any adjustments to the conversion price of the series B preferred stock.

     On September 27, 2002, we sold an aggregate of 1,904,800 shares of our common stock at a per share price equal to $1.05 in a private placement to Special Situations Cayman Fund, L.P., Special Situations Fund III, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Technology Fund, L.P. The shares of common stock issued in this transaction are subject to purchase price adjustments, with limited exceptions, in the event during the 24-month period following the effectiveness of the registration statement of which this prospectus forms a part we issue or sell securities at a common stock equivalent per share price lower than $1.05. In the event of a purchase price adjustment, we will be required to issue additional shares of common stock with respect to the shares of common stock issued in this transaction for no additional consideration. We granted registration rights to the selling stockholders who participated in the September 2002 sale of common stock with respect to the resale of the shares of our common stock issued in the September 2002 transaction including any additional shares issued as a result of purchase price adjustments.

     The sale of common stock in September 2002 resulted in adjustments to the conversion price of the series B preferred stock and the exercise price of the warrants sold in August and November 2001. Following the September 2002 sale of common stock, the conversion price of the series B preferred stock was reduced from $2.50 to $1.05 per share, and each share of series B preferred stock thereby became convertible into approximately 2.38 shares of common stock. In addition, following the September 2002 sale of common stock, the per share exercise price of each warrant issued in August and November 2001 was reduced from $3.75 to $1.05.

     In accordance with the registration rights granted to the selling stockholders, Artisoft has filed with the SEC a registration statement on Form S-3, of which this prospectus forms a part, with respect to the resale or other disposal of the shares of common stock offered by this prospectus or interests therein from time to time on the NASDAQ Stock Market, in privately negotiated transactions or otherwise. Artisoft has also agreed to prepare and file amendments and supplements to the registration statement to the extent necessary to keep the registration statement effective until the shares are no longer required to be registered for the resale thereof by the selling stockholders.

     The actual number of shares of common stock covered by this prospectus, and included in the registration statement of which this prospectus is a part, includes additional shares of common stock that may be issued with respect to the shares of common stock, series B preferred stock or the common stock purchase warrants as a result of stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events. It does not cover any shares of common stock that may be issued due to price-related adjustments following the date of this prospectus to the conversion price of the series B preferred stock or purchase price adjustments following the date of this prospectus to the common stock issued in September 2002.

     The following table sets forth, to our knowledge, information about the selling stockholders as of October 8, 2002. As of October 8, 2002, we had 17,750,913 shares of common stock outstanding. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares, as well as any shares as to which the selling stockholder has the right to acquire beneficial ownership within 60 days after October 8, 2002 through the exercise or conversion of any stock option, warrant, preferred stock or other right. Unless otherwise indicated below, to our knowledge, all selling stockholders named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling stockholder named below.

                                                                                                Number of Shares of
                                      Beneficially Owned Prior to Offering   Number of Shares    Common Stock to be
                                      ------------------------------------   of Common Stock     Beneficially Owned
   Name of Selling Stockholder             Number           Percentage        Being Offered      After Offering (1)
   ---------------------------             ------           ----------        -------------      ------------------
Special Situations Fund III, L.P.
(2)(11)..............................    4,970,985             21.9%            4,888,285              82,700
Special Situations Private Equity
Fund, L.P. (3)(11)...................    1,651,261              8.5%            1,629,461              21,800
Special Situations Cayman Fund,
L.P. (4)(11).........................    1,629,461              8.4%            1,629,461                   0
Lagunitas Partners, LP
(5)(12)..............................    1,515,666              7.9%            1,514,666               1,000
Special Situations Technology
Fund, L.P. (6)(11)...................      857,590              4.6%              857,590                   0
Gruber & McBaine International
(7)(12)..............................      473,333              2.6%              473,333                   0
Jon D. Gruber (8)(12)................      270,476              1.5%              270,476                   0
F/B/O Jonathan Wyatt Gruber Trust
dated December 30, 1975 (9)(12)......       54,095               *                 54,095                   0
F/B/O Lindsay Deroy Gruber Trust
dated December 27, 1976 (10)(12).....       54,095               *                 54,095                   0

----------
* Less than 1%

(1) We do not know when or in what amounts a selling stockholder may dispose of the shares or interests therein. The selling stockholders may choose not to dispose of any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares or interests therein pursuant to this offering, and because, to our knowledge, there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.

(2) Consists of the following shares covered by this prospectus (1) 1,034,000 shares of common stock, (2) 2,714,285 shares of common stock issuable upon conversion of 1,140,000 shares of our series B preferred stock and (3) 1,140,000 shares of common stock issuable upon exercise of common stock purchase warrants, as well as 82,700 shares of common stock which are not covered by this prospectus.

(3) Consists of the following shares covered by this prospectus (1) 344,700 shares of common stock, (2) 904,761 shares of common stock issuable upon conversion of 380,000 shares of our series B preferred stock and (3) 380,000 shares of common stock issuable upon exercise of common stock purchase warrants, as well as 21,800 shares of common stock which are not covered by this prospectus.

(4) Consists of the following shares covered by this prospectus (1) 344,700 shares of common stock, (2) 904,761 shares of common stock issuable upon conversion of 380,000 shares of our series B preferred stock and (3) 380,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(5) Consists of the following shares covered by this prospectus (1) 1,066,666 shares of common stock issuable upon conversion of 448,000 shares of our series B preferred stock and (2) 448,000 shares of common stock issuable upon exercise of common stock purchase warrants, as well as 1,000 shares of common stock which are not covered by this prospectus.

(6) Consists of the following shares covered by this prospectus (1) 181,400 shares of common stock, (2) 476,190 shares of common stock issuable upon conversion of 200,000 shares of our series B preferred stock and (3) 200,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(7) Consists of the following shares covered by this prospectus (1) 333,333 shares of common stock issuable upon conversion of 140,000 shares of our series B preferred stock and (2) 140,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(8) Consists of the following shares covered by this prospectus (1) 190,476 shares of common stock issuable upon conversion of 80,000 shares of our series B preferred stock and (2) 80,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(9) Consists of the following shares covered by this prospectus (1) 38,095 shares of common stock issuable upon conversion of 16,000 shares of our series B preferred stock and (2) 16,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(10) Consists of the following shares covered by this prospectus (1) 38,095 shares of common stock issuable upon conversion of 16,000 shares of our series B preferred stock and (2) 16,000 shares of common stock issuable upon exercise of common stock purchase warrants.

(11) MGP Advisors Limited is the general partner of Special Situations Fund III, L.P. AWM Investment Company, Inc. is the general partner of MGP Advisors Limited and the general partner of and investment adviser to Special Situations Cayman Fund, L.P. MG Advisers, L.L.C. is the general partner of and investment adviser to Special Situations Private Equity Fund, L.P. SST Advisers, L.L.C. is the general partner of and investment adviser to Special Situations Technology Fund, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of MGP Advisors Limited, AWM Investment Company, Inc., MG Advisers, L.L.C. and SST Advisers, L.L.C. and are principally responsible for the selection, acquisition and disposition of the portfolio securities by each investment adviser on behalf of its fund.

(12) Gruber & McBaine Capital Management, LLC is the general partner of Lagunitas Partners, L.P. Gruber & McBaine Capital Management, LLC is the investment advisor to Gruber & McBaine International. Jon D. Gruber is a manager of Gruber & McBaine Capital Management, LLC. Gruber & McBaine Capital Management, LLC is principally responsible for the selection, acquisition and disposition of the portfolio securities held by Lagunitas Partners, LP and Gruber & McBaine International. Jon D. Gruber has discretionary investment power over the F/B/O Jonathan Wyatt Gruber Trust dated December 30, 1975 and the F/B/O Lindsay Deroy Gruber Trust dated December 27, 1976.

     Effective as of August 28, 2002, the holders of our series B preferred stock elected Robert J. Majteles to our board of directors. Prior to the election of Mr. Majteles to the board of directors of the Company, the board of directors was comprised of five directors. As of August 28, 2002, the board of directors was comprised of six directors, including Mr. Majteles. Mr. Majteles is the managing member of Treehouse Capital, LLC, a financial, investment and management advisor. Special Situations Fund III, L.P., Special Situations Cayman Fund, L.P., Special Situations Private Equity Fund, L.P. and Special Situations Fund, L.P. have entered into an agreement with Mr. Majteles and Treehouse Capital, LLC pursuant to which Treehouse Capital, through Mr. Majteles, provides certain management and financial advisory services for the funds on request. Pursuant to this agreement, the funds pay Treehouse Capital a retainer of $10,000 per month. If Mr. Majteles's services are requested by the funds with respect to a particular portfolio investment, Treehouse Capital is entitled to 10% of the funds' net gain or net loss on the investment during the term of the agreement, offset by certain fees that may be paid by the portfolio company to Treehouse Capital or Mr. Majteles directly and, except in some cases, the amount of the retainer paid to Treehouse Capital. Under that agreement, Mr. Majteles is required to act independently of the funds in discharging his fiduciary duties to stockholders of any company for which he serves as a member of the board of directors and also is obligated not to disclose to the funds or use for his own benefit any confidential information he obtains in connection with his service for a particular portfolio company. Mr. Majteles does not have or share voting or dispositive power over any securities held by the funds. Mr. Majteles has agreed to serve as a director of Artisoft pursuant to that agreement.

     Other than as set forth in the immediately preceding paragraph and in the table above, none of the selling stockholders has held any position or office with, and has not otherwise had a material relationship with, Artisoft or any of our subsidiaries within the past three years.

                              PLAN OF DISTRIBUTION

     The shares covered by this prospectus may be offered and sold from time to time by the selling stockholders. The term "selling stockholders" includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

     The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

     * on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale;

     *    in the over-the-counter market;

     * in transactions otherwise than on these exchanges or systems or in the over-the-counter market, including negotiated sales;

     * through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

     *    through the settlement of short sales.

     In connection with the sale of our common stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge or hypothecate shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction). In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate.

     The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants, which is $1.05 per share as of the date of this prospectus.

     In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

     The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

     We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities

Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

     In addition, any shares covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

     To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement which includes this prospectus.

     We have agreed to indemnify the selling stockholders against specified liabilities including specified liabilities under the Securities Act.

     We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statements or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act.

     To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

                                  LEGAL MATTERS

     The validity of the shares offered by this prospectus has been passed upon by Hale and Dorr LLP.

                                     EXPERTS

     The consolidated balance sheets of Artisoft, Inc. and its subsidiaries as of June 30, 2002 and 2001 and the consolidated statements of operations, changes in shareholders' equity and cash flows for each of the years in the three-year period ended June 30, 2002, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC's public reference room at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. Our SEC filings are also available to you on the SEC's Internet site at http://www.sec.gov.

     This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC's Internet site.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC requires us to "incorporate" into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the sale of all the shares covered by this prospectus.

     * our Annual Report on Form 10-K for the fiscal year ended June 30, 2002;

     *    our Current Report on Form 8-K dated August 8, 2002;

     *    our Current Report on Form 8-K dated August 9, 2002;

     *    our Current Report on Form 8-K dated October 1, 2002;

     *    each of our two Current Reports on Form 8-K dated October 25, 2002;

     * the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on August 13, 1991, as updated by our Current Report on Form 8-K dated October 25, 2002 containing a description of our capital stock; and

     * all of our filings pursuant to the Exchange Act after the date of filing the initial registration statement and prior to effectiveness of the registration statement.

     You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:


                  Artisoft, Inc.
                  5 Cambridge Center
                  Cambridge, Massachusetts 02142
                  Attention: Michael J. O'Donnell
                  Telephone: (617) 354-0600

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

     A. ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Artisoft, Inc. (except any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares). All amounts shown are estimates except the Securities and Exchange Commission registration fee.

     Filing Fee - Securities and Exchange Commission.............  $    239
     Legal fees and expenses.....................................  $ 20,000
     Accounting fees and expenses................................  $  4,000
     Miscellaneous expenses......................................  $  3,261
                                                                   --------
     Total Expenses..............................................  $ 27,500
                                                                   ========
     B. ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102 of the General Corporation Law of Delaware allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Artisoft has included such a provision in its certificate of incorporation.

     Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

     Article TENTH of the certificate of incorporation of Artisoft provides that Artisoft has the power to indemnify, and to purchase and maintain insurance for, its directors and officers and shall indemnify its directors and officers against all liability, damage and expense arising from or in connection with service for, employment by or other affiliation with Artisoft to the maximum extent and under all circumstances permitted by law.

     Article VIII of the bylaws of Artisoft contains provisions relating to the indemnification of directors and officers of Artisoft which are consistent with
Section 145 of the General Corporation Law of Delaware. It provides that a director of officer of Artisoft (a) shall be indemnified by Artisoft against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any suit, action or proceeding (other than an action by or in the right of Artisoft) brought against him by virtue of his position as a director or officer of Artisoft if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Artisoft, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by Artisoft against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of Artisoft brought against him by virtue of his position as a director or officer of Artisoft if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Artisoft, except that no indemnification shall be made with respect to any matter as which such person shall have been adjudged to be liable to Artisoft, unless a court determines that, despite such adjudication but in view of all of the circumstances of the case, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, in defense of any action suit or proceeding described above, he is required to be indemnified by Artisoft against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses. Indemnification is required to be made unless Artisoft determines that the applicable standard of conduct required for indemnification has not been met.

     Artisoft has purchased directors' and officers' liability insurance which would indemnify its directors and officers against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

     C. ITEM 16. EXHIBITS.

     EXHIBIT
     NUMBER                              DESCRIPTION
     ------                              -----------
      4.1 The Registrant's Certificate of Incorporation, as amended, was filed with the SEC on October 5, 2001 as an exhibit to the Registrant's Registration Statement on Form S-3 (File No. 333-71014) and is herein incorporated by reference.

      4.2 The Registrant's Bylaws were filed with the SEC as an exhibit to the Registrant's Quarterly Report on Form 10-Q dated November 14, 2001 and are herein incorporated by reference.

      4.3 Specimen Certificate of the Registrant's Common Stock, $.01 par value, was filed with the SEC on August 5, 1991 as an exhibit to the Registrant's Registration Statement on Form S-1 (File No. 33-42046) and is herein incorporated by reference.

      5.1        Opinion of Hale and Dorr LLP.

     23.1        Consent of KPMG LLP.

     23.2        Consent of Hale and Dorr LLP, included in Exhibit 5.1.

     24.1 Power of Attorney for Steven G. Manson, Michael J. O'Donnell, Michael P. Downey, Kathryn B. Lewis, Francis E. Girard and Robert J. Majteles, included on the signature pages hereof.

     D. ITEM 17. UNDERTAKINGS.

     Item 512(a) of Regulation S-K. The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this registration statement.

     (2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Item 512(b) of Regulation S-K. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on October 25, 2002.

                                       ARTISOFT, INC.


                                       By: /s/ STEVEN G. MANSON
                                           -------------------------------------
                                           Steven G. Manson
                                           President and Chief Executive Officer


                        SIGNATURES AND POWER OF ATTORNEY

     We, the undersigned officers and directors of Artisoft, Inc., hereby severally constitute and appoint Michael P. Downey, Steven G. Manson and Michael
J. O'Donnell and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Artisoft, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                          Title                                  Date
                ---------                          -----                                  ----
/s/ STEVEN G. MANSON           President, Chief Executive Officer and Director
--------------------------     (Principal Executive Officer)                        October 25, 2002
Steven G. Manson


/s/ MICHAEL J. O'DONNELL       Chief Financial Officer (Principal Financial
--------------------------     Officer)                                             October 25, 2002
Michael J. O'Donnell


/s/ MICHAEL P. DOWNEY          Chairman of the Board                                October 25, 2002
--------------------------
Michael P. Downey


/s/ KATHRYN B. LEWIS           Director                                             October 25, 2002
--------------------------
Kathryn B. Lewis


/s/ FRANCIS E. GIRARD          Director                                             October 25, 2002
--------------------------
Francis E. Girard


/s/ ROBERT J. MAJTELES         Director                                             October 25, 2002
--------------------------
Robert J. Majteles

                                  EXHIBIT INDEX


     EXHIBIT
     NUMBER                              DESCRIPTION
     ------                              -----------
      4.1 The Registrant's Certificate of Incorporation, as amended, was filed with the SEC on October 5, 2001 as an exhibit to the Registrant's Registration Statement on Form S-3 (File No. 333-71014) and is herein incorporated by reference.

      4.2 The Registrant's Bylaws were filed with the SEC as an exhibit to the Registrant's Quarterly Report on Form 10-Q dated November 14, 2001 and are herein incorporated by reference.

      4.3 Specimen Certificate of the Registrant's Common Stock, $.01 par value, was filed with the SEC on August 5, 1991 as an exhibit to the Registrant's Registration Statement on Form S-1 (File No. 33-42046) and is herein incorporated by reference.

      5.1        Opinion of Hale and Dorr LLP.

     23.1        Consent of KPMG LLP.

     23.2        Consent of Hale and Dorr LLP, included in Exhibit 5.1.

     24.1 Power of Attorney for Steven G. Manson, Michael J. O'Donnell, Michael P. Downey, Kathryn B. Lewis, Francis E. Girard and Robert J. Majteles, included on the signature pages hereof.